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                                                                Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Cisco Systems, Inc. for the registration of 163,200 shares of its common stock and 163,200 options to purchase shares of its common stock, of our reports dated August 13, 1996, except for Note 3 for which the date is October 14, 1996, on our audits of the consolidated financial statements and schedule of Cisco Systems, Inc. as of July 28, 1996 and July 30, 1995, and for the years ended July 28, 1996, July 30, 1995 and July 31, 1994 which reports are included in the Company's 1996 Annual Report on Form 10K, filed with the Securities and Exchange Commission.



                                        /s/ Coopers & Lybrand L.L.P.
                                        ------------------------------------
                                        COOPERS & LYBRAND L.L.P.

San Jose, California
December 4, 1996